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                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-09507, 333-85693, 333-50246, and 333-83686 of ION Networks, Inc. and
subsidiaries on Form S-3 and Registration Statement Nos. 333-61837, 333-14681, 333-76809, 333-76604, and 333-76568 of ION Networks, Inc. and subsidiaries on Form S-8, of our report dated June 21, 2002, appearing in this Annual Report on Form 10-KSB/A of ION Networks, Inc. and subsidiaries for the year ended March 31, 2002.

/s/Deloitte & Touche LLP

Parsippany, New Jersey
August 1, 2002